Exhibit 10.2

THIRD AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 23, 2017 (this “Amendment”), is by and among Commercial Metals Company, a Delaware corporation (the “Company”), CMC International Finance S.à r.l., a company organized and existing under the laws of Luxembourg as a société à responsabilité limitée (the “Foreign Borrower”) (the Company, together with the Foreign Borrower, collectively, the “Borrowers”), the lending institutions party hereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to that certain Credit Agreement, dated as of June 26, 2014 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the lending institutions party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement to make certain revisions to the terms and conditions of the Credit Agreement as specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

§1.    Amendments to Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

“Material M&D Subsidiary” means any Material Subsidiary existing on or after the Third Amendment Closing Date (or any Subsidiary existing on the Third Amendment Closing Date that becomes a Material Subsidiary in connection with the M&D Disposition) that is thereafter Disposed of in connection with any M&D Disposition Transaction.

“M&D Disposition” means, collectively, one or more Dispositions from time to time of the marketing and distribution businesses conducted by the Company or any of its Subsidiaries, including, but not limited to, manufacturing or recycling operations conducted by the Company or any of its Subsidiaries in conjunction with such marketing and distribution businesses.

“M&D Disposition Transaction” means from time to time any transaction, including any dissolution, liquidation or other Disposition of assets, relating to the M&D Disposition.

“Third Amendment” means that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated effective as of June 23, 2017, among the Borrowers, the Lenders party thereto and the Administrative Agent.

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

“Third Amendment Closing Date” means June 23, 2017.

(b)    Subsections (a) and (b) of Section 6.14 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(a)    Notices and Information. Provide notice to the Administrative Agent (i) no later than 15 days after the date on which any Person becomes, as a result of formation or acquisition, a Domestic Subsidiary that is not a Domestic Guarantor but is a Material Subsidiary (other than by virtue of clause (ii) of the proviso contained in the definition of “Material Subsidiary”) and (ii) no later than 30 days after the delivery of each Compliance Certificate of any Domestic Subsidiary that is not a Domestic Guarantor but is as of the last day of the fiscal quarter for which such Compliance Certificate was delivered a Material Subsidiary; provided, however, no such notice shall be required for any Material M&D Subsidiary.

(b)    Domestic Guarantors and Collateral. Within 30 days (or such later time as may be determined by the Administrative Agent in its sole discretion) after the date any notice is provided, or is required to be provided, pursuant to Section 6.14(a)(i) or (ii) above, if any relevant Person is an indirect or direct Domestic Subsidiary that is a Material Subsidiary (other than a Material M&D Subsidiary), cause such Domestic Subsidiary to (as applicable):

(i)    become a Domestic Guarantor by execution and delivery to the Administrative Agent of a joinder agreement in the form provided in the Domestic Guaranty or in such other form as is reasonably acceptable to the Administrative Agent;

(ii)    except during a Collateral Release Period, grant a security interest in all of its assets of the type constituting, or required to constitute, Collateral (subject to the exceptions contained in the applicable Security Instruments) owned by such Domestic Subsidiary by execution and delivery to the Administrative Agent of a supplement or joinder agreement in the form provided in the applicable Security Instrument or in such other form as is reasonably acceptable to the Administrative Agent; and

(iii)    in furtherance of clauses (i) and (ii) above, deliver to the Administrative Agent for the benefit of the Secured Parties, (A) such other document or documents as the Administrative Agent shall reasonably deem appropriate to effect the purposes set forth in such clauses, (B) such documents and certificates referred to in Section 4.01 (including, without limitation, legal opinions) as may be reasonably requested by the Administrative Agent, (C) except during a Collateral Release Period, such original Collateral (together with transfer powers) and other items as may be required to be delivered hereunder and under the terms of the applicable Security Instruments, (D) updated schedules to the Loan Documents if, and as, requested by the Administrative Agent and (E) such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

(c)    Section 6.15 of the Credit Agreement is hereby amended to add a new sentence to the end thereof to read as follows:

Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, and acting reasonably, deem necessary in connection with this Agreement or any of the other Loan Documents, the obligations of such Loan Party hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the Collateral for any of such obligations.

(d)    Section 7.02 of the Credit Agreement is hereby amended to (i) delete “and” at the end of subsection (n) thereof, (ii) delete “.” at the end of subsection (o) thereof and substitute “; and” in lieu thereof and (iii) add thereto a new subsection (p) to read as follows:

(p)    Investments consisting of the contribution of assets in connection with the M&D Disposition (including, without limitation, any specific M&D Disposition Transaction).

(e)    Section 7.03 of the Credit Agreement is hereby amended to (i) delete “and” at the end of subsection (l) thereof, (ii) delete “.” at the end of subsection (m) thereof and substitute “; and” in lieu thereof and (iii) add thereto a new subsection (n) to read as follows:

(n)    intercompany Indebtedness incurred in connection with the M&D Disposition (including, without limitation, any specific M&D Disposition Transaction), provided that to the extent any such Indebtedness is owed by a Loan Party to a Person that is not a Loan Party, such Indebtedness will be subordinated to the payment of the Obligations pursuant to terms satisfactory to the Administrative Agent.

(f)    Section 7.04 of the Credit Agreement is hereby amended to (i) delete “and” at the end of subsection (a)(ii) thereof, (ii) amend and restate clause (b) in its entirety to read as follows and (iii) add thereto a new clause (c) to read as follows:

(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to any other Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Company or a Guarantor; and

(c)    any Subsidiary may (i) merge or consolidate with or into another Person, (ii) effect the sale or other Disposition of stock of one or more Material Subsidiaries, or (iii) Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

acquired) to or in favor of a Material M&D Subsidiary, in each case solely to facilitate any transaction relating to the M&D Disposition (including, without limitation, any specific M&D Disposition Transaction).

(g)    Section 7.05 of the Credit Agreement is hereby amended to (i) delete “and” at the end of subsection (e) thereof, (ii) delete “.” at the end of subsection (f) thereof and substitute “; and” in lieu thereof and (iii) add thereto a new subsection (g) to read as follows:

(g)    so long as no Default has occurred and is continuing or would result from such Disposition after giving effect on a pro forma basis to the assets so disposed, an M&D Disposition Transaction.

(h)    Section 7.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.07    Transactions with Affiliates. The Company shall not, and shall not permit any Material Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of, and pursuant to the reasonable requirements of the Company’s or such Material Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Material Subsidiary than would obtain in a comparable arm’s length transaction with a Person other than an Affiliate; provided, however, (i) the Company may make charitable contributions to any tax-exempt entity under Section 501(c)(3) of the Code, in an amount up to 5% of the Company’s pre-tax profit in any fiscal year, (ii) the Company and its Subsidiaries may enter into and perform their respective obligations, subject to the limitations set forth in this Agreement, under and pursuant to New Markets Tax Credit Transactions; provided that the aggregate principal amount of all such New Market Tax Credit Transactions does not exceed $250,000,000 and (iii) the Company and its Subsidiaries may enter into or be a party to any transaction or arrangement with any Affiliate necessary to consummate the M&D Disposition.

(i)    Section 7.08 of the Credit Agreement is hereby amended to read as follows:

7.08    Burdensome Agreements. The Company shall not, nor shall it permit any Material Subsidiary to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to declare or pay Dividends to the Company or to otherwise transfer property to the Company, or (ii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (ii) shall not prohibit any negative pledge or restriction on transfer (x) incurred or provided in favor of any holder of Indebtedness solely to the extent any such negative pledge or restriction on transfer relates to the property financed by or the subject of such Indebtedness or (y) incurred or provided in connection with, or to the extent any such agreement relates in any way to, the M&D Disposition; or (b) requires the grant of a Lien to

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that the foregoing clauses (a)(ii) and (b) shall not prohibit any such Contractual Obligation in favor of a holder of Indebtedness pursuant to (or on terms substantially similar to or less restrictive than) the 1995 Indenture.

(j)    Article XI of the Credit Agreement is hereby amended to add a new Section 11.28 thereto and shall read in its entirety as follows:

11.28    Acknowledgment Concerning M&D Disposition. The parties to this Agreement agree to use reasonable efforts to amend the Loan Documents to the extent necessary to permit and give effect to the M&D Disposition (including without limitation any related M&D Disposition Transaction); provided that any such proposed amendment shall be subject to any approval required pursuant to Section 11.01.

§2.    Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a)    the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrowers, each Guarantor and the Lenders;

(b)    the Administrative Agent shall have received a (i) certified resolution of the Company authorizing the execution, delivery and performance of this Amendment, and (ii) a certified resolution of the Foreign Borrower authorizing the execution, delivery and performance of this Amendment;

(c)    the Administrative Agent shall have received, in form and substance reasonably acceptable to it, an amendment to the Security Agreement executed by the Grantors and the Administrative Agent, whereby (x) the definition of “Inventory” set forth in the Security Agreement is revised to exclude raw materials and finished goods furnished pursuant to any tolling service agreement entered into in connection with the M&D Disposition (such excluded raw materials and finished goods, the “M&D Disposition Assets”) and (y) the Administrative Agent will have the right to file a UCC-1 financing statement to perfect its Lien in the new Collateral being pledged in conjunction with this Amendment, as further described on Exhibit A (hereinafter, the “New Collateral”);

(d)    the Administrative Agent shall have received evidence that the Receivables Purchase Agreement, dated as of April 5, 2011 among the Company, CMC Receivables, Inc., Nieuw Amsterdam Receivables Corporation B.V. Cooperatieve Rabobank U.A., and Wells Fargo Bank, N.A. shall have been amended, in form and substance satisfactory to the Administrative Agent, to permit the pledge of the New Collateral to the Administrative Agent;

(e)    the Administrative Agent shall have received an Intercreditor Agreement, in form and substance reasonably satisfactory to it, executed by Wells Fargo Bank, N.A., and acknowledged by the Company, CMC Steel Fabricators, Inc. and CMC Receivables, Inc.;

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

(f)    the Administrative Agent shall have received, in form and substance reasonably acceptable to it, all incumbency certificates, certificates of no default, and such other certificates and documents as reasonably requested by the Administrative Agent;

(g)    the Administrative Agent shall have received all invoiced out of pocket fees and expenses due and owing in connection with this Amendment;

(h)    the Borrowers shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel, Winstead PC; and

(i)    the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

§3.    Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)    the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that a representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date, and except that the representations contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement, respectively;

(b)    no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)    (i) the Borrowers have full power and authority to execute and deliver this Amendment and (ii) this Amendment has been duly executed and delivered by the Company and the Foreign Borrower, as the case may be, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company and the Foreign Borrower, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(d)    neither the execution, delivery and performance of this Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of either Borrower, or any indenture, agreement or other instrument to which either Borrower or any of its property is subject; and

(e)    no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by either Borrower of this Amendment or (ii) the acknowledgement by any Guarantor of this Amendment.

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 6

§4.    Release of M&D Disposition Assets. By signing below, each Lender hereby agrees to the release of the M&D Disposition Assets as Collateral for the Secured Obligations.

§5.    No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrowers, or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§6.    Guarantor’s Acknowledgment. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrowers of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived or modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

§7.    Condition Subsequent. If requested by the Administrative Agent, within sixty (60) days from the date of such request (or such later date as the Administrative Agent may agree), the Company, CMC Receivables, Inc., Wells Fargo Bank, N.A., in its capacity as Securitization Agent under the Receivables Purchase Agreement, and Bank of America, N.A., in its capacity as depositary bank, shall execute an amendment and restatement of the Deposit Account Control Agreement (as defined in the Intercreditor Agreement) in form and substance reasonably satisfactory to the Administrative Agent. The parties hereto agree that the failure of such amendment and restatement to be executed and delivered within the time provided above will be an Event of Default under the Credit Agreement.

§8.    Reference to the Credit Agreement.

(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby. This Amendment shall be a Loan Document.

(b)    The Credit Agreement, as modified herein, shall remain in full force and effect and is hereby ratified and confirmed.

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 7

§9.    Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

§10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

§11.    Governing Law; Binding Effect. This Amendment shall be deemed to be a contract made under and governed by and continued in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

§12.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

§13.    ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 8

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

COMMERCIAL METALS COMPANY, as Borrower

By:	/s/ Paul Lawrence
Name:	Paul Lawrence
Title:	Treasure and Vice President, Financial Planning and Analysis

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

CMC INTERNATIONAL FINANCE, S.Á R.L., as Borrower

By:	/s/ William M. Gooding
Name:	William M. Gooding
Title:	Class B Manager

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria A. McClain
Name:	Maria A. McClain
Title:	Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Lender, L/C Issuer and Swingline Lender

By:	/s/ Scott Blackman
Name:	Scott Blackman
Title:	Senior Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

CITIBANK, N.A., as Lender and L/C Issuer

By:	/s/ Christopher Hartzell
Name:	Christopher Hartzell
Title:	Director

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mitsoo Iravani
Name:	Mitsoo Iravani
Title:	Senior Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

COMPASS BANK

By:	/s/ Mark Haddad
Name:	Mark Haddad
Title:	Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph McElhinny
Name:	Joseph McElhinny
Title:	Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

COŐPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:	/s/ Paul Moisselin
Name:	Paul Moisselin
Title:	Vice President

By:	/s/ Chan K. Park
Name:	Chan K. Park
Title:	Managing Director

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Sarah Bryson
Name:	Sarah Bryson
Title:	Senior Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

BMO HARRIS BANK N.A.

By:	/s/ Jason Deegan
Name:	Jason Deegan
Title:	Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

SANTANDER BANK, N.A.

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Executive Director

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jonathan F. Lindvall
Name:	Jonathan F. Lindvall
Title:	Senior Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Malcolm Ferrell
Name:	Malcolm Ferrell
Title:	Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

FIFTH THIRD BANK

By:	/s/ Christopher Mosley
Name:	Christopher Mosley
Title:	Vice President

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement

ACKNOWLEDGED AND AGREED:

COMMERCIAL METALS COMPANY

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer and Vice President,
Financial Planning and Analysis

STRUCTURAL METALS, INC.
C M C STEEL FABRICATORS, INC.
SMI STEEL LLC
OWEN ELECTRIC STEEL COMPANY OF
SOUTH CAROLINA
SMI-OWEN STEEL COMPANY, INC.
OWEN INDUSTRIAL PRODUCTS, INC.

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer

CMC GH, LLC

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer and Vice President,
Financial Planning and Analysis

CMC POLAND SP. Z O.O.

By:	/s/ Jerzy Kozicz
	Name:	Jerzy Kozicz
	Title:	President of the Management Board

By:	/s/ Tomasz Flak
	Name:	Tomasz Flak
	Title:	Member of the Management Board

Signature Page to Third Amendment to Fourth Amended and Restated Credit Agreement